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Exhibit 23.1





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants we hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-48655, No. 33-69058 and No. 33-91090) pertaining to the Scholastic Corporation 401(K) Savings and Retirement Plan; Registration Statement (Form S-8 No. 33-46338) pertaining to the 1992 Stock Option Plan as of May 19, 1992; Registration Statement (Form
S-8 No. 33-50128) pertaining to the 1992 Outside Directors' Stock Option
Plan; Registration Statement (Form S-3 No. 333-17365) pertaining to $175,000,000 of Securities; Registration Statement (Form S-8 No. 333-62297) pertaining to Scholastic Corporation 1997 Outside Directors' Stock Option
Plan; Registration Statement (Form S-8 No. 333-65757) pertaining to the Scholastic Corporation 1995 Stock Option Plan; Registration Statement (Form
S-8 No. 333-68181) pertaining to the Scholastic Corporation Employee Stock Purchase Plan and Registration Statement (Form S-8 No. 333-68185) pertaining to the Scholastic Corporation Management Stock Purchase Plan of our report dated February 4, 2000, on the consolidated financial statements of Grolier Incorporated and Subsidiaries for the years ended December 31, 1999, 1998 and 1997 which are included in Scholastic Corporation's current report on Form 8-K/A dated September 5, 2000. It should be noted that we have not audited any financial statements of Grolier Incorporated and Subsidiaries subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                                /s/ ARTHUR ANDERSEN LLP



New York, New York
August 31, 2000